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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 25, 2001 included in this Form 11-K into U.S. Xpress Enterprises, Inc.'s previously filed Form S-8 Registration Statement File No. 33-91238 covering the U.S. Xpress Enterprises, Inc. Xpre$$avings 401(k) Plan.


/s/ Arthur Andersen LLP
Chattanooga, Tennessee
June 26, 2001